UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):August 15, 2006

                               TRIAD GUARANTY INC.
             (Exact name of registrant as specified in its charter)


           Delaware                 0-22342                 56-1838519
(State or other jurisdiction of   (Commission             (IRS Employer
        incorporation)            File Number)         Identification No.)


                            101 SOUTH STRATFORD ROAD
                       WINSTON-SALEM, NORTH CAROLINA 27104
               (Address of principal executive offices) (zip code)

                                 (336) 723-1282
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)


/ / Soliciting material pursuant  to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)


/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))


/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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SECTION 1-REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 15, 2006, Triad Guaranty Inc. and its subsidiaries and affiliates (the "Company") entered into an employment agreement (the "Agreement") with Mr. Kenneth N. Lard , whereby Mr. Lard will resign as Executive Vice President of the Company and a Director of Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation effective August 31, 2006. Pursuant to the Agreement, Mr. Lard will now serve only as a part time employee from September 1, 2006 to January 15, 2007.

Beginning September 1, 2006 and continuing until the end of the term of his employment, Mr. Lard will be paid by the hour at the rate of $240/hr. for hours actually worked at the request of the Company. Mr. Lard's 2006 cash bonus, if any, will be pro-rated through August 31, 2006 and payable in accordance with the Company's usual practice in the first quarter of 2007. If Mr. Lard qualifies for COBRA at the time of his resignation, he may elect to continue these benefits at his own expense for up to eighteen (18) months or until he no longer qualifies under COBRA. Mr. Lard's contribution to the Company's 401 (K) plan with Company match, if any, will terminate effective August 31, 2006, and his participation in the Company Employee Stock Purchase Plan, with Company contribution, if any, will terminate effective August 31, 2006.

A copy of the Agreement entered into between Mr. Lard and the Company is attached as an exhibit to this report and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As a result of Mr. Lard's resignation under the Agreement described in Item 1.01, Mr. Lard's employment agreement with the Company dated January 1, 1997, first amendment dated April 5, 2000 and second amendment dated August 3, 2005 (together the "Prior Agreement") is terminated effective August 31, 2006. Mr. Lard is resigning his positions with the Company to pursue an opportunity with a private company in which he is an investor and will become chief executive officer. Please see Item 1.01 and the exhibit attached to this report and incorporated by reference herein for a description of the terms of the Agreement entered into between Mr. Lard and the Company.

ITEM 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

Mr. William T. Ratiliff III, Director and Chairman of the Company, has informed the Company that he intends to enter into a 10b5-1 trading plan on or about August 24, 2006 in order to liquidate 32,250 shares of Triad Guaranty, Inc. stock. The Company has approved Mr. Ratliff's 10b5-1 trading plan in accordance with its Insider Trading Policy.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (d) Exhibits

          Exhibit Number 10.37 - Employment Agreement entered into between the Company and Mr. Kenneth N. Lard on August 15, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               Triad Guaranty Inc.

Date: August 21, 2006                          By:    /s/ Kenneth W. Jones
                                                      -------------------------
                                               Name:  Kenneth W. Jones
                                               Title: SVP and Chief Financial
                                                      Officer